UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

The Board of Directors of SINTX Technologies, Inc. (the “Company”) appointed Jay M. Moyes, Robert D. Mitchell, Mark Anderson, Chris Lyons and Gregg Honigblum to the Board of Directors of the Company, effective April 3, 2025. Messrs. Moyes, Mitchell, Anderson, Lyons and Honigblum will serve until his respective successor has been duly elected or qualified. Mr. Moyes was appointed to Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Governance Committee. Mr. Mitchell was appointed to Chair of the Nominating and Governance Committee and a member of the Audit Committee and Compensation Committee. Mr. Anderson was appointed to Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee. Mr. Lyons was appointed as a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Moyes was appointed as a Class 1 director, Messrs. Mitchell and Lyons were appointed as Class 2 directors, and Messrs. Anderson and Honigblum were appointed as Class 3 directors.

Set forth below are the new directors’ biographies.

Jay M. Moyes, age 71, was appointed to the board of directors in April 2025. Since April 2012, Mr. Moyes has also served on the board of directors of Puma Biotechnology, Inc. a public biopharmaceutical company with a focus on the development and commercialization of innovative products to enhance cancer care. Mr. Moyes has been a member of the board of directors of Biocardia, Inc., a public cardiovascular regenerative medicine company, since January 2011. Mr. Moyes served as the Chief Financial Officer of Sera Prognostics, Inc., a public commercial-stage biotechnology company focused on improving maternal and neonatal health through innovative biomarker approaches, from March 2020 to June 2023. Mr. Moyes previously served as a member of the board of directors of Achieve Life Sciences, Inc., a public specialty pharmaceutical company, from August 2017 to May 2023; Predictive Technology Group, Inc., a public molecular diagnostics and regenerative medicine company, from February 2019 to December 2019; Osiris Therapeutics, Inc., a public bio-surgery company, from May 2006 until December 2017; and Amedica Corporation (now SINTX Technologies, Inc.), a public orthopedic implant company, from November 2012 to August 2014. He served as Chief Financial Officer of Amedica from October 2013 to August 2014. From May 2008 through July 2009, Mr. Moyes served as Chief Financial Officer of XDx (now CareDx), Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as Chief Financial Officer of Myriad Genetics, Inc., a public healthcare diagnostics company, from June 1996 until November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. from the University of Utah, a B.A. in economics from Weber State University, and is formerly a Certified Public Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006. Mr. Moyes was nominated to serve as a director because his extensive background in finance and accounting and his experience in the context of the life sciences industry enable him to make significant contributions to the Board.

Robert D. Mitchell, age 63, was appointed to our board of directors in April 2025. Since March 1, 2018, he has served on the board of directors of Conavi Medical Corp., a public (TSX), commercial stage medical device company focused on designing, manufacturing, and marketing imaging technologies to guide common minimally invasive cardiovascular procedures and is currently their chairperson of the HR and Governance Committee. Since August 2021, Mr. Mitchell has served as Executive Chairman of the Board of Directors for Life Seal Vascular Inc, a privately held medical device company pioneering solutions to revolutionize endovascular intervention. Mr. Mitchell is a general partner since January 2024 in NLP Ventures LLC. Since January 2022 he has also served as a General Partner in FF20 Ventures an early-stage venture capital fund. Since March 2018 he has served as Chairman and founder of RDM Enterprises, LLC. From December 2010 to 2018, Mr. Mitchell served as President of Endologix, Inc., a public company focused on the development, manufacture, and commercialization of innovative medical devices for the treatment of aortic disorders. Mr. Mitchell served as President and Chief Executive Officer of Nellix, Inc. from February 2008 until its acquisition of by Endologix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-held medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-held company. From 1987 to 2004, Mr. Mitchell held various positions with Cook Incorporated, a privately-held medical device company, including Vice President and Director, Global Sales and Marketing for various business units including diagnostic and interventional, endovascular, critical care. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University. Mr. Mitchell was nominated to serve as a director because his extensive background and experience in the context of the life sciences industry enable him to make significant contributions to the Board.

Mark Anderson, age 62, was appointed to our board of directors in April 2025. Since May 2022, Mr. Anderson has served as a consultant in the medical device industry. From June 1991 to April 2022, Mr. Anderson served in various roles with Boston Scientific, a public medical device company, including Regional Manager, Area Vice President and Sales Director. Mr. Anderson is a seasoned executive with over 35 years in the medical device industry. His experience at Boston Scientific crossed four divisions Cardiology, Watchman, Endoscopy, and Corporate Contracts. Additionally, he managed the #1 customer for Boston Scientific (HCA Healthcare) for nearly 9 years. Mr. Anderson is recognized for building high-performing teams, expanding global markets, and scaling businesses with a strong commercial and clinical focus. Mr. Anderson holds a BBA, Finance from The University of Texas at Austin. Mr. Anderson was nominated to serve as a director because his extensive background and experience in the context of the medical device industry enable him to make significant contributions to the Board.

Chris Lyons, age 55, has served on our board of directors since April 2025. Since January 2024, Mr. Lyons has served as a partner with BiotechExec, a provider of executive management services and fractional executive placement for medical device, biotech, diagnostics and digital health companies. Additionally, since January 2018, Mr. Lyons has served as the chief executive officer for Southern Metrics Consulting where he advises emerging medtech companies on commercialization and successful exits. Mr. Lyons worked for Medtronic Spine and Biologics, from February 2005 to January 2018 in various roles, including Director Global Business Development for 10 years, as Director of International Biologic Marketing, and Senior Product Manager – International Biologics. Prior to joining Medtronic, Mr. Lyons worked for Smith & Nephew for 16 years in various roles including Clinical Therapies Sales Representative, Group Manager Orthopedic Navigation and Group Product Manager. Mr. Lyons holds a BBA, Marketing & Sales from Fogelman College of Business & Economics, University of Memphis. Mr. Lyons was nominated to serve as a director because his extensive background and experience in the context of the medical device industry enable him to make significant contributions to the Board.

Gregg Honigblum, age 62, has served as the Company’s Chief Strategy Officer since November 2024. Prior to being appointed as Chief Strategy Officer, from December 2023 to November 2024 Mr. Honigblum served as a Managing Director for FNEX Capital, LLC, a global leader in Private Securities transaction and investment banking. From June 2021 to December 2023 Mr. Honigblum served as a Managing Director for Westlake Securities, an investment banking firm focused on growth, merger and acquisitions, and capital raising services for middle market companies. From August 2016 to December 2023 Mr. Honigblum was a co-founder and Director for HealthGrowth Capital, LLC specializing in providing capital, strategic advisory services, and a Group Purchasing Organization Platform with large wholesale pharmaceutical distributors. He earned a Bachelor of Arts degree in Economics from the University of Texas at Austin. Mr. Honigblum holds Series 7, 24, and 63 securities licenses.

There are no family relationships between Messrs. Moyes, Mitchell, Anderson, Lyons and Honigblum and any director or other executive officer of the Company. There are no transactions to which the Company was or is a participant and in which Messrs. Moyes, Mitchell, Anderson, Lyons and Honigblum has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Messrs. Moyes, Mitchell, Anderson, and Lyons will be compensated similarly to previous non-employee directors of the Company, as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2025. Because Mr. Honigblum is an employee of the Company he will not be entitled to any additional compensation for serving on the Board of Directors.

There are no arrangements or understandings between Messrs. Moyes, Mitchell, Anderson, Lyons and Honigblum and any other person pursuant to which he was appointed to the board of directors of the Company.

Resignations of Directors

B. Sonny Bal, David Truetzel, Jeffrey White, Eric Stookey and Mark Froimson resigned as a director on the Board effective April 3, 2025. Mr. Truetzel was Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Governance Committee, Mr. White was Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee, Mr. Stookey was Chair of the Nominating and Governance Committee and a member of the Audit Committee and Compensation Committee. Their decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	April 8, 2025	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer